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                                  Exhibit 10.19


                             FINDER'S FEE AGREEMENT


THIS FINDER'S FEE AGREEMENT, made as of May 11, 2004 is between SULPHCO, INC. ("Company"), with the address at 850 Spice Islands Drive, Sparks, NV 89431, and Vantage Investments Group, Inc. ("Consultant") with address at 770 Lexington Avenue, Sixth Floor, New York, NY 10021.

BACKGROUND

Company and Consultant desire to enter into a business relationship whereby Consultant will provide, on a best efforts basis, Consulting Services to Company, including but not limited to: 1) Locating and securing funding, loans, financing for Company 2) Locating and referring prospective investors.

This relationship is "non-exclusive" and shall not be construed as an "employee" agreement, rather it is clearly understood by the parties that this is an "Independent Contractor" and "Advisory" relationship in compliance with Department of Labor and IRS requirements for such status. Consultant will be paid a Finder's Fee for securing any funding for the Company.

NOW, THEREFORE, in consideration of the premises, and mutual covenants and promises contained herein, intending to be legally bound hereby, Company and Consultant agree as follows:

         1. TERM. The term of this Agreement shall be three-month period commencing on the date of this Agreement.

         2. CONSULTANTS FEE COMPENSATION. Company will pay Consultant a Finders Fee, consisting of both cash and stock. In cash, the fee will be equal to 8.0% of the funds provided or paid to Company by a Consultant referred investor(s) or venture capital group(s) whether by way of equity or debt financing. In stock, the fee will be 2% of the number of shares purchased by referred investor(s). In the event the Company has no registered shares available for the transaction, said shares as required hereunder shall be registered, at no cost to Consultant, at the same time as the investor(s).

         3. INVESTOR IDENTIFICATION FOR FINDER'S CREDIT. Consultant will identify to Company all prospective investor(s) by name, location and other pertinent information. Since Company may engage multiple Consultants, each seeking to secure funding for the Company, the first consultant to register an investor with the Company will be granted claim to the Finders Fee for that investor so registered.

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         4.       TIMING OF PAYMENT. With respect to any fees collected by
                  Company, the Consultant's Fee shall be payable within 3 days after Company receives any amount of funds attributable to such payment. The Company reserves the absolute right, at all times, to accept or reject any funding opportunity and client opportunity brought forward by Consultant.

         5. TERMINATION. At any time during the Term, either party hereto may terminate this Agreement upon 30 days written notice to the other party. Company shall be obligated to pay the Consultant's Finders Fee with respect to all referred investor(s) from Consultant and introduced by Consultant during the term of this Agreement and for 24 months thereafter..

         6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         7. COMPLETE AGREEMENT. This Agreement incorporates the entire understanding of the parties with respect to matter of Consultants Fees, and supersedes all prior written or oral agreements between the parties on that subject, and shall be binding upon each of the parties and their respective successors in interest and assigns. This Agreement may be modified only in writing executed by the parties hereto. Neither party is obligated to the other and this Agreement is only for purposes of ensuring the rights of both parties in the event Consultant is successful in securing acceptable funding or new clients for the Company.

         9. DISPUTE RESOLUTION. All disputes between the parties relating to this agreement shall be submitted to binding arbitration. Either party may commence the arbitration by delivery of a written notice to the other, describing the issue in dispute and its position with regard to the issue. If the parties are unable to agree on an arbiter with thirty (30) days following delivery of such notice, the matter shall be submitted to the New York Arbitration and Mediation Service upon seven (7) days notice. Except as otherwise provided in this Agreement, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect. The award of the arbiter shall be final and binding, and judgment upon an award may be entered in any court of competent jurisdiction. In any such arbitration, the non-prevailing party shall pay the costs and attorneys' fees of the prevailing party, in addition to the costs of arbitration.

         10. EXPENSES. The Company agrees to reimburse the Consultant any and all reasonable expenses incurred in the performance of its duties hereunder provided that such expenses are pre-approved by the Company.

         11. RELIANCE AND INDEMNIFICATION. In performing its services hereunder, Consultant shall be entitled to rely, without investigation, upon all information that is available from public sources as well as all other information supplied to it by or on behalf of the Company or its advisors, and except as otherwise specifically agreed to, in writing, signed by both parties, shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same or to conduct any appraisal of assets or liabilities and shall be indemnified therefore.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as the day and year first above written.

ACCEPTED BY

VANTAGE INVESTMENTS GROUP, INC.                 SULPHCO, INC.

/S/ STEVEN E. TRABISH                           /S/ RUDOLF W. GUNNERMAN  5/11/04
---------------------                           --------------------------------
Signature             Date                      Signature                 Date
Steven E. Trabish, Managing Director            Rudy Gunnerman, Chairman and CEO





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